                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of USF&G Pacholder Fund, Inc. do hereby severally constitute and appoint Anthony L. Longi, Jr., James P. Shanahan, Jr., and Alan C. Porter, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement on Form N-2 relating to the registration under the Securities Act of 1933, as amended, of shares of Common Stock, par value $.01 per share, and Rights to Subscribe for such shares, of USF&G Pacholder Fund, Inc., with full power and authority to execute said Registration Statement, and any and all amendments (including post-effective amendments) thereto, for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.


        WITNESS the due execution hereof on the date and in the capacities set forth below.

Signature                    Title                           Date
---------                    -----                           ----

/s/ Asher O. Pacholder       Chairman of the Board           December 3, 1996
------------------------     (principal executive officer)
Asher O. Pacholder

/s/ William J. Morgan        Executive Vice President,       December 3, 1996
------------------------     Treasurer (principal financial
William J. Morgan            and accounting officer) and
                             Director

/s/ James P. Shanahan, Jr.   Secretary and Director          December 3, 1996
------------------------
James P. Shanahan, Jr.

/s/ Daniel A. Grant          Director                        December 3, 1996
------------------------
Daniel A. Grant

/s/ John C. Sweeney          Director                        December 3, 1996
------------------------
John C. Sweeney

/s/ John F. Williamson       Director                        December 3, 1996
------------------------
John F. Williamson

/s/ George D. Woodard                   Director            December 3, 1996
-------------------------
George D. Woodard


/s/ Anthony L. Longi, Jr.               President           December 3, 1996
-------------------------
Anthony L. Longi, Jr.




























                                      -2-